Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233001
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 12, 2019)
8,333,334 Ordinary Shares

We are offering 8,333,334 of our ordinary shares. Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “CGEN” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “CGEN”. The closing sale price of our ordinary shares on Nasdaq on March 10, 2020 was $11.64 and the closing sale price of our ordinary shares on the TASE on March 9, 2020 was $9.93 per share, respectively. The currency in which our ordinary shares are traded on the TASE is the New Israeli Shekel, or NIS. The above closing price on the TASE represents a conversion from NIS to dollar amounts in accordance with the dollar to NIS conversion rate as of March 9, 2020, as reported by the Bank of Israel.

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state or other securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$9.00	$75,000,006
Underwriting discounts and commissions(1)	$0.54	$4,500,000
Proceeds, before expenses, to us	$8.46	$70,500,006

(1) The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Delivery of the ordinary shares is expected to be made on or about March 16, 2020. We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,250,000 additional ordinary shares at the public offering price per share, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $5,175,000 and the total proceeds to us, before expenses, will be $81,075,006.

Joint Bookrunning Managers
SVB Leerink	Stifel

Lead Manager

SunTrust Robinson Humphrey

Co-Manager

Oppenheimer & Co.

Prospectus Supplement dated March 11, 2020

i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any such free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About this Prospectus Supplement

On August 5, 2019, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form F-3 (File No. 333-233001) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 12, 2019. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of our ordinary shares and other securities, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars. References in this prospectus supplement to “Compugen,” “the Company,” “we,” “us” and “our” refer to Compugen Ltd. and our wholly owned subsidiary Compugen USA, Inc., except where the context otherwise requires or as otherwise indicated.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering, statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current beliefs, expectations and assumptions. Forward-looking statements can be identified by the use of words including “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “may,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering, we caution you that these statements are based on a combination of facts and factors known by us at the time they are made and our projections of the future, about which we cannot be certain.

In addition, you should refer to the information contained under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these and other factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or in any free writing prospectus that we have authorized for use in connection with this offering will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or and in any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised, however, to consult any further disclosures we make on related subjects in the reports we file with the SEC.
iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein and therein by reference, including any financial statements in such documents and the notes to those financial statements, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.

References in this prospectus supplement to “Compugen,” “the Company,” “we,” “us” and “our” refer to Compugen Ltd. and our wholly owned subsidiary Compugen USA, Inc., except where the context otherwise requires or as otherwise indicated. All references herein to “dollars” or “$” are to United States dollars, and all references to “Shekels” or “NIS” are to New Israeli Shekels.

Overview

We are a clinical-stage therapeutic discovery and development company utilizing our broadly applicable, predictive computational discovery platforms to identify novel drug targets and develop therapeutics in the field of cancer immunotherapy. Our innovative immuno-oncology pipeline consists of three clinical stage programs, targeting immune checkpoints we discovered computationally, COM701, BAY 1905254 and COM902. Our lead product candidate, COM701, a first-in-class anti-PVRIG antibody, for the treatment of solid tumors, is undergoing a Phase 1 clinical study and is under clinical collaboration with Bristol-Myers Squibb. BAY 1905254 is a first-in-class therapeutic antibody targeting ILDR2, licensed to Bayer under a research and discovery collaboration and license agreement and is also in Phase 1 studies in patients with advanced solid tumors. COM902 is a therapeutic antibody targeting TIGIT, developed internally. A Phase 1 study to evaluate COM902 in patients with advanced malignancies is expected to begin in early second quarter 2020. Our therapeutic pipeline also includes early-stage immuno-oncology programs focused largely on myeloid targets. Our innovative immuno-oncology pipeline, strategic collaborations and computational discovery engine serve as our three key building blocks. Our business model is to selectively enter into collaborations for our novel targets and related drug product candidates at various stages of research and development under various revenue-sharing arrangements.

In 2018, we entered into two agreements with leading pharmaceutical companies—a clinical collaboration agreement with Bristol-Myers Squibb in connection with our lead immuno-oncology program, COM701, and an exclusive license agreement with AstraZeneca for the development of bi-specific and multi-specific antibody products derived from one of our immuno-oncology programs. The first pipeline agreement we entered into was with Bayer in 2013 for the research, development, and commercialization of immuno-oncology therapeutics against novel targets identified by us. Under this agreement, we collaborate with Bayer on BAY 1905254 targeting ILDR2. We are also engaged in collaboration with Johns Hopkins School of Medicine, a leading academic research center in the United States to advance research and development efforts relating to our pipeline programs.

We are headquartered in Holon, Israel. Our clinical development activities operate from our U.S. site in South San Francisco, California.

Our Strategy

We aim to transform patient lives by developing first-in-class therapeutics based on our computational target discovery platform. Our pipeline strategy for the development of first-in-class cancer immunotherapies is differentiated in the competitive landscape of immuno-oncology. It is based on novel targets discovered by our proprietary predictive computational discovery platforms and on robust scientific rationale guiding our drug development process. Our strategy consists of the following:

•	Targeting novel pathways, identified internally, with potential to address the unmet need of patients non-responsive to cancer immunotherapies;

•	Applying a science-driven approach to identify optimal drug combinations, through deep understanding of the biology of these novel pathways; and

•	Using the same scientific understanding of the new pathways to design a robust biomarker strategy for patient selection.

Therapeutic Pipeline

In our therapeutic pipeline, our most advanced programs are:

•
COM701 is our lead immuno-oncology pipeline program. COM701 is a humanized antibody that binds with high affinity to PVRIG, a novel immune checkpoint target candidate discovered by us. PVRIG and TIGIT constitute parallel immune checkpoint pathways that counteract DNAM, a costimulatory molecule. In certain tumors, the blockade of both TIGIT and PVRIG may be required to sufficiently stimulate an antitumor immune response, with or without additional PD-1 pathway blockade. Phase 1 studies for COM701 were initiated in September 2018 to evaluate it as a monotherapy and in combination with a PD-1 inhibitor in patients with advanced solid tumors. In October 2018, we entered into a master clinical trial collaboration agreement, or MCTC, with Bristol-Myers Squibb, according to which, among other things, Bristol-Myers Squibb undertook to supply us with Opdivo® (nivolumab), its PD-1 immune checkpoint inhibitor, for the combination arm of the study.

In February 2020, the MCTC was amended to include a clinical trial, sponsored by us, to evaluate the safety, tolerability and antitumor activity of COM701 in combination with Opdivo®, and Bristol-Myers Squibb’s antibody targeting TIGIT known as BMS-986207, in patients with advanced solid tumors. According to the MCTC, as amended, Bristol-Myers Squibb undertook to supply us, at no cost, with Opdivo®, and with its antibody targeting TIGIT known as BMS-986207, for such clinical trial.

•
BAY 1905254 is a first-in-class antibody targeting ILDR2, a new immune checkpoint identified by us, that is being developed by Bayer pursuant to a research and discovery collaboration and license agreement signed in 2013. Bayer initiated its Phase 1 study in patients with solid tumors in September 2018, which triggered a milestone payment of $7.8 million.

BAY 1905254 has exhibited anti-tumor activity as a monotherapy in various mouse models and was also shown to have additive anti-tumor effects in combination with other cancer therapy approaches in those models, indicating the possibility for multiple combination uses in cancer immunotherapy.

•
COM902 is a fully human antibody targeting TIGIT and being developed by us for combination treatment with COM701. The development of an internal anti-TIGIT program was pursued in order to enable the clinical evaluation of COM701 and COM902 drug combinations. Our preclinical data suggests that in certain tumor indications the blockage of both TIGIT and PVRIG, the two coinhibitory arms of the DNAM axis, may be required to sufficiently stimulate an anti-tumor immune response with or without the blockade of the PD-1 pathway. An IND application was cleared by the FDA in October 2019 and a Phase 1 clinical trial to evaluate COM902 in patients with advanced malignancies is expected to begin in early second quarter 2020.

Recent Developments

Updated Preliminary Data in Our Phase 1 Dose Escalation Study of COM701 in Patients with Advanced Solid Tumors

As of February 9, 2020, a total of 28 patients with a variety of tumor types who had failed other available standard therapies were enrolled onto our Phase 1 study, 16 patients in the COM701 monotherapy dose escalation arm and 12 patients in the COM701 in combination with nivolumab dose escalation arm. At the Society for Immunotherapy of Cancer (SITC) Annual Meeting 2019, we reported antitumor activity (stable disease) in nine of the 13 patients enrolled in the first seven cohorts of the COM701 monotherapy dose escalation arm. A summary of key data as of February 9, 2020 is presented below:

•	COM701 was well-tolerated and with no reported dose-limiting toxicities in both treatment arms.
•	Signals of preliminary antitumor activity in two patients with confirmed partial responses:
o
A confirmed partial response in a patient from the COM701 monotherapy dose escalation arm with microsatellite stable primary peritoneal cancer, a type of challenging-to-treat ovarian cancer that was selected as a tumor type for the COM701 monotherapy expansion based on our preclinical biomarker prediction of likely response to treatment with COM701; the patient is one of the three patients enrolled in the eighth cohort and is continuing on study treatment (more than 18 weeks).

o
A confirmed partial response in a patient from the dose escalation arm of COM701 in combination with nivolumab with microsatellite stable colorectal cancer (MSS-CRC); the patient is continuing on study treatment (more than 36 weeks).

•	At the SITC Annual Meeting 2019, we reported antitumor activity (stable disease) in five of six patients with MSS-CRC enrolled in the COM701 monotherapy dose escalation arm.

Option and Warrant Exercises

Since January 1, 2020 through March 10, 2020 options and warrants to purchase our ordinary shares were exercised for a total consideration of approximately $10.4 million.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993 as an Israeli corporation. The legislative framework within which Compugen Ltd. now operates is the Israeli Companies Law, 5759-1999, as amended, which originally became effective on February 1, 2000, and the Israeli Companies Ordinance (New Version) 1983, as amended. Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997 and is qualified to do business in California.

Our principal executive offices are located at 26 Harokmim Street, Holon 5885849, Israel. Our telephone number is +972-3-765-8585 and our website is www.cgen.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

Israel Innovation Authority

The government of Israel encourages research and development projects in Israel through the Israel Innovation Authority, or the IIA, pursuant to and subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development of 1984, or the R&D Law. Under the R&D Law, research and development projects which are approved by the Research Committee of the IIA are eligible for grants, in exchange for payment of royalties from revenues generated by the products developed within the framework of such approved project and subject to compliance with certain requirements and restrictions under the R&D Law, which must generally continue to be complied with even following full repayment of all IIA grants.

We received grants from the IIA for several projects and may receive additional grants in the future. Under the terms of the grants received, we are required to pay royalties ranging between 3% to 5% of the revenues we generate from our products which were originated from  technologies financed by such grants, until 100% of the dollar value of the grant is repaid (plus LIBOR interest applicable to grants received on or after January 1, 1999). As of December 31, 2019, we received grants from the IIA in the principal amount of $7.3 million. Therefore, our contingent obligation for royalties, net of royalties already paid in the sum of $1.6 million, along with the accumulated LIBOR interest of approximately $3.4 million, totaled approximately $9.1 million as of December 31, 2019.

For a description of our obligations in connection with the grants from the IIA under the R&D Law, see Item 5C “Operating And Financial Review And Prospects— Research And Development, Patents And Licenses— Research and Development Grants— The Israel Innovation Authority” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 which is incorporated herein by reference.

THE OFFERING

Ordinary shares offered by us:	8,333,334 ordinary shares

Ordinary shares to be outstanding immediately after this offering:	76,256,170 ordinary shares (or 77,506,170 ordinary shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional ordinary shares:	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,250,000 additional ordinary shares.
Use of proceeds:

We intend to use the net proceeds from this offering for our ongoing clinical trials, development of our product candidates and for other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, collaborations, research and development and other product development. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors:
Investing in our ordinary shares involves significant risks. See the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading markets:	Our ordinary shares are traded on The Nasdaq Global Market and on the TASE under the symbol “CGEN”.

The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 67,922,836 ordinary shares outstanding as of December 31, 2019 and excludes the following as of that date:

•
8,102,345 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $4.52 per share, with 1,440,920 options exercised since January 1, 2020 through March 10, 2020;

•
4,253,165 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with a weighted-average exercise price of $4.74 per share, with 677,421 warrants exercised since January 1, 2020 through March 10, 2020; and

•	an aggregate of 1,294,804 ordinary shares issuable and reserved for future grants under the Compugen 2010 Share Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 1,250,000 additional ordinary shares.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below as well as those discussed under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC on February 24, 2020 (and as amended on February 27, 2020), which is incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to our Ordinary Shares and this Offering

Our management and board of directors will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated at the time of this offering. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus supplement is higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase ordinary shares in this offering, you will incur immediate and substantial dilution in the net tangible book value per share from the price per share that you pay. If the holders of outstanding options or warrants to acquire ordinary shares exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” herein for a more detailed discussion of the dilution associated with this offering.

Sale of our ordinary shares may depress our share price.

This sale of ordinary shares by us and any future issuances or sales of a substantial number of ordinary shares in the public market or otherwise, or the perception that such sales may occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of our ordinary shares.

Our executive officers and directors have agreed with the underwriters that, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement, they will not directly or indirectly sell, transfer or dispose of any ordinary shares without the prior written consent of the underwriters, who may, in their sole discretion and at any time without notice, release all or any portion of the shares subject to those lock-up agreements. See “Underwriting” below.

In addition, we have issued warrants and options to purchase our ordinary shares, and this may result in the issuance of a substantial number of additional ordinary shares upon their exercise, which shares are eligible for, or may become eligible for, unrestricted resale. Any sales of such shares in the public market or otherwise could reduce the prevailing market price of our ordinary shares, as well as make future sales of ordinary shares by us less attractive or not feasible, thus limiting our capital resources.

Our ordinary shares are traded on more than one market and this may result in price variations.

In addition to being traded on the Nasdaq Global Market, our ordinary shares are also traded on the TASE. Trading in our ordinary shares on these markets take place in different currencies (U.S. dollars on Nasdaq and NIS on the TASE), and at different times (resulting from different time zones, trading days and public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of our ordinary shares on one market could cause a decrease in the trading price of our ordinary shares on the other market.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

We believe that we were a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes for our 2019 taxable year and it is possible that we will be a PFIC in future taxable years. If we are a PFIC, our U.S. shareholders may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, we will generally be classified as a PFIC for any taxable year in which, after the application of certain lookthrough rules with respect to subsidiaries, either: (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of our total assets for the taxable year produce or are held for the production of passive income. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. Additionally, a lookthrough rule generally applies with respect to 25% or more owned subsidiaries.

We believe that we were a PFIC for the taxable year ended December 31, 2019 and it is possible that we will be a PFIC for one or more subsequent taxable years. Whether we will be a PFIC in 2020 or any future taxable years is uncertain because, among other things, (i) we currently own a substantial amount of passive assets, mostly cash, (ii) we may not receive milestone payments under any of our collaboration agreements, in which case, our income may be exclusively passive, and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time. Our status as a PFIC is a fact-intensive determination made on an annual basis and we cannot provide any assurances regarding our PFIC status for future taxable years. If we are determined to be a PFIC for U.S. federal income tax purposes, highly complex rules would apply to U.S. holders owning our ordinary shares and such U.S. holders could suffer adverse U.S. tax consequences.

Our business and share price may be adversely affected by the outbreak of the Coronavirus.

The recent outbreak of the Coronavirus in China and its spread and continued progress in various countries around the globe, has led the Chinese authorities, as well as other authorities around the globe, to take various precautionary measures, such as emergency travel and transportation restrictions, in order to limit the spread of the Coronavirus, which could have an adverse effect on the global markets and economy and  lead to a major slowdown, including on the availability and pricing of materials, manufacturing and delivery efforts and other aspects of the global economy. The rapidly evolving nature of these circumstances is such that it is impossible, at this stage, to determine the full and overall impact of the Coronavirus, but it could disrupt production and cause delays in the supply and delivery of products used in our operations, adversely affect business trips of our executives and employees, cause the cancellation of clinical, medical, business and other conferences that are important to our operations, may further divert the attention and efforts of the medical community to coping with the Coronavirus, otherwise disrupt the marketplace in which we operate and may have a material adverse effect on our business.

While currently there has not been a significant Coronavirus outbreak in Israel, certain precautions are being taken by Israeli authorities, such as requiring individuals who return from trips in certain countries or who may have been exposed to the Coronavirus to undergo a 14-day isolation period. Additionally, residents of certain foreign countries are not allowed to enter Israel without proven ability to undergo an isolation period. Such isolation periods and the potential infection of individuals in Israel may affect our employees and service providers and our ability to effectively operate, which may negatively impact our operations.

Further, the extent to which the effects of  the outbreak of Coronavirus impacts our share price will depend on future developments, which are highly uncertain and cannot be predicted, including, among others,  new information which may emerge concerning the severity of the Coronavirus in Israel and/or elsewhere around the globe, and the actions taken in order to contain the Coronavirus or treat its impact.

CAPITALIZATION

The table below sets forth our cash, cash equivalents, restricted cash and short-term bank deposits as well as our capitalization as of December 31, 2019:

•	on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale by us of 8,333,334 ordinary shares in this offering at the public offering price of $9.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash, cash equivalents, restricted cash and short-term bank deposits	$43,879	$114,009

Shareholders’ equity:
Ordinary shares, NIS 0.01 nominal value: 200,000,000 ordinary shares authorized; 67,922,836 ordinary shares issued and outstanding, actual; 76,256,170 ordinary shares issued and outstanding, as adjusted	187	211
Additional paid-in capital	396,312	466,418
Accumulated other comprehensive income	-	-
Accumulated deficit	(358,178)	(358,178)
Total shareholders’ equity	$38,321	$108,451
Total capitalization	$38,321	$108,451

The number of outstanding ordinary shares set forth above excludes, as of December 31, 2019:

•
8,102,345 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $4.52 per share, with 1,440,920 options exercised since January 1, 2020 through March 10, 2020;

•
4,253,165 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with a weighted-average exercise price of $4.74 per share, with 677,421 warrants exercised since January 1, 2020 through March 10, 2020; and

•	an aggregate of 1,294,804 ordinary shares issuable and reserved for future grants under the Compugen 2010 Share Incentive Plan.

USE OF PROCEEDS

We expect to receive approximately $70.1 million in net proceeds from the issuance and sale of our ordinary shares in this offering (or approximately $80.7 million in net proceeds if the underwriters’ option to purchase additional ordinary shares is exercised in full). “Net proceeds” is what we expect to receive after paying underwriting discounts and commissions, as described in “Underwriting” below, and estimated offering expenses payable by us, which include legal, accounting and printing fees.

We intend to use the net proceeds from this offering for our ongoing clinical trials, development of our product candidates and for other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, collaborations, research and development and other product development. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering. Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade and/or interest-bearing instruments.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ordinary share after this offering. Net tangible book value per ordinary share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of ordinary shares outstanding. Our net tangible book value as December 31, 2019 was $38.3 million, or $0.56 per ordinary share.

After giving effect to the sale of ordinary shares in this offering at a public offering price of $9.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been $108.5 million, or $1.42 per ordinary share. This amount represents an immediate increase in the net tangible book value of $0.86 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $7.58 per ordinary share to new investors purchasing ordinary shares in this offering. The following table illustrates this per ordinary share dilution:

Public offering price per share		$9.00
Net tangible book value per share as of December 31, 2019	$0.56
Increase in net tangible book value per share attributable to new investors	0.86
As adjusted net tangible book value per share after this offering		1.42
Net dilution per share to new investors in this offering		$7.58

If the underwriters exercise their option to purchase additional ordinary shares in full, our as adjusted net tangible book value per ordinary share after the offering would be $1.54 representing an immediate increase in net tangible book value per share attributable to this offering of $0.98 to our existing investors and an immediate dilution per share to new investors purchasing ordinary shares in this offering of $7.46.

The information above is based on 67,922,836 ordinary shares outstanding as of December 31, 2019, and does not include the following as of December 31, 2019:

•
8,102,345 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $4.52 per share, with 1,440,920 options exercised since January 1, 2020 through March 10, 2020;

•
4,253,165 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with a weighted-average exercise price of $4.74 per share, with 677,421 warrants exercised  since January 1, 2020 through March 10, 2020; and

•	an aggregate of 1,294,804 ordinary shares issuable and reserved for future grants under the Compugen 2010 Share Incentive Plan.

To the extent that outstanding options and warrants as of December 31, 2019 have been or may be exercised, investors purchasing our securities in this offering may experience further dilution.

MATERIAL TAX CONSIDERATIONS

The following summarizes material Israeli and United States federal tax consequences concerning the acquisition, ownership and disposition of our ordinary shares by purchasers or holders of our ordinary shares. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our ordinary shares in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our ordinary shares should consult their own tax advisors as to United States, Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each individual should consult his or her own tax or legal advisor.

Israeli Taxation

Taxation of Capital Gains Applicable to Non-Israeli Shareholders

Israeli law generally imposes a capital gains tax on the sale of securities of an Israeli resident company traded on the TASE, on an authorized stock exchange outside Israel or on a regulated market (which includes a system through which securities are traded pursuant to rules prescribed by the competent authority in the relevant jurisdiction), which includes Nasdaq, in or outside Israel, or a Recognized Exchange. Pursuant to the Israeli Income Tax Ordinance (New Version) 5721-1961, the capital gains tax rate applicable to individuals upon the sale of such securities is such individual’s marginal tax rate but not more than 25%, or 30% with respect to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date. A ‘Substantial Shareholder’ is defined as a person who, either alone or together with any other person, holds, directly or indirectly, at least 10% of any of the means of control of a company (which includes, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director).

With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% in 2020 and thereafter) will be imposed on the sale of our traded shares.

In addition, if our ordinary shares are traded on a Recognized Exchange, gains on the sale of our ordinary shares held by non-Israeli tax resident investors will generally be, subject to certain conditions, exempt from Israeli capital gains tax so long as the gains were not derived from a permanent establishment that the non-Israeli tax resident investor maintains in Israel. Furthermore, non-Israeli corporations will not be entitled to such exemption if Israeli residents, whether directly or indirectly, (i) hold more than 25% of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such corporation. Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income.

In addition, persons paying consideration for shares, including purchasers of shares, Israeli securities dealers effecting a transaction, or a financial institution through which securities being sold are held, are required, subject to any applicable exemptions and the demonstration by the selling shareholder of its non-Israeli residency and other requirements, to withhold tax upon the sale of publicly traded securities at a rate of 25% for individuals and at the corporate tax rate (23% in 2020 and thereafter) for corporations.

Income Taxes on Dividend Distributions to Non-Israeli Shareholders

In principle, non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid by Israeli publicly traded companies at the rate of 25%, if the shares are registered with a nominee company (as such term is used in the Israeli Securities Law, 5728-1968).  If the shares are not registered with a nominee company, the rate of 25% will apply to non-Israeli residents shareholders who are not considered Substantial Shareholders, as defined above, and who were not Substantial Shareholders at any time during the 12 months preceding the date of the distribution, and the rate of 30% will apply to dividends paid to Substantial Shareholders and to persons who were Substantial Shareholders at any time during the 12 months preceding the date of the distribution. Notwithstanding the above, a lower rate may be provided under an applicable tax treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority, or ITA, allowing for a reduced tax rate). The distribution of dividends to non-Israeli residents (either individuals or corporations) from income derived from a company’s Approved Enterprises or Benefiting Enterprises during the applicable benefits period is subject to withholding tax at a rate of 20%, unless a lower tax rate is provided under an applicable tax treaty.

A non-resident of Israel who has received dividend income derived from or accrued in Israel, from which the full amount of tax was withheld, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided that: (i) such income was not derived from a business conducted in Israel by the taxpayer; and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

Residents of the United States generally will have withholding tax in Israel deducted at source. They may be entitled to a credit or deduction for U.S. federal income tax purposes for all or part of the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations – Distributions.

U.S. Israel Tax Treaty

The sale of shares may also be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention Between the Government of the United States and the Government of the State of Israel With Respect to Taxes of Income, as amended, or the U.S.-Israel Tax Treaty, exempts U.S. residents for the purposes of the treaty from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of the Israeli resident company’s voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel. Under the U.S.-Israel Tax Treaty, U.S. residents for the purposes of the treaty may be permitted to claim a credit for such taxes against U.S. federal income tax imposed on the sale, under the circumstances and subject to the limitations specified in the U.S.-Israel Tax Treaty and U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations – Distributions.

Under the U.S.-Israel Tax Treaty, the maximum Israeli withholding tax on dividends paid to a holder of our ordinary shares who is a U.S. resident for the purposes of the U.S.-Israel Tax Treaty, is generally 25%. The U.S.-Israel Tax Treaty provides that a 15% or a 12.5% Israeli dividend withholding tax will apply to dividends paid to a U.S. corporation owning 10% or more of an Israeli company’s voting shares during, in general, the current and preceding tax year of the Israeli company. The 15% rate applies to dividends distributed from income derived from an Approved Enterprise, or a Benefiting Enterprise, in each case within the applicable period or, from a Preferred Enterprise, and the lower 12.5% rate applies to dividends distributed from income derived from other sources. However, these provisions do not apply if the company has certain amounts of passive income. The aforementioned rates under the U.S.-Israel Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

Excess Tax

Furthermore, an additional tax liability at the rate of 3% is applicable on the annual taxable income, including, but not limited to, income derived from dividends, interest and capital gains, of individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) exceeding a certain threshold (NIS 651,600 in 2020), which amount is linked to the Israeli consumer price index.

Certain Material U.S. Federal Income Tax Considerations

General

The following is a summary of certain material U.S. federal income tax consequences to U.S. holders (as defined below) of purchasing, owning, and disposing of our ordinary shares. For this purpose, a U.S. holder is, a holder, who for U.S. federal income tax purposes is a beneficial owner of ordinary shares acquired in this offering and who is: (a) a citizen or individual resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury Regulations. This summary does not address any tax consequences to persons other than U.S. holders.

Except where noted, this summary deals only with ordinary shares held as capital assets (generally, property held for investment). It does not address any tax consequences to certain types of U.S. holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons subject to Section 451(b) of the Internal Revenue Code of 1986, as amended, or, the Code, partnerships or other pass-through entities (or arrangements treated as a partnership) for U.S. federal tax purposes, regulated investment companies, real estate investment trusts, expatriates, persons owning, directly, constructively or by attribution, 10% or more, by voting power or value, of our ordinary shares, persons whose “functional currency” is not the U.S. dollar, persons holding ordinary shares as part of a hedging, constructive sale or conversion, straddle, or other risk-reducing transaction, or persons acquiring an interest in our ordinary shares in exchange for services.

This discussion is a general summary and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders based on their particular investment or tax circumstances.

This summary relates only to U.S. federal income taxes and does not address any other tax, including but not limited to, state, local, or foreign taxes and does not describe all of the U.S. federal income tax consequences that may be relevant, including the Medicare contribution and the alternative minimum tax.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner (including a person classified as a partner for U.S. federal income tax purposes) will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our ordinary shares should consult its tax advisors.

The statements in this summary are based on the current U.S. federal income tax laws as contained in the Code, Treasury Regulations, and relevant judicial decisions and administrative guidance, all as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. The U.S. federal tax laws are subject to change, and any such change may materially affect the U.S. federal income tax consequences of purchasing, owning, or disposing of our ordinary shares. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this summary to be inaccurate. No ruling or opinions of counsel will be sought in connection with the matters discussed herein. There can be no assurance that the positions we take on our tax returns will be accepted by the U.S. Internal Revenue Service, or IRS.

The discussion under “Distributions” and “Disposition of Ordinary Shares” below describes certain consequences to U.S. holders in the event that we are not a passive foreign investment company, or a PFIC, during any tax year in which a U.S. holder holds our ordinary shares. However, as discussed below under “-- Passive Foreign Investment Company” below, we believe that we were a PFIC for 2019 and may be a PFIC for one or more subsequent taxable years.

This summary is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific U.S. federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our ordinary shares and the effect of potential changes in applicable tax laws.

Passive Foreign Investment Company

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	on average, at least 50% of the value (determined on a quarterly basis) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Assets that produce or are held for the production of passive income may include cash (even if held as working capital or raised in a public offering), marketable securities and other assets that may produce passive income. The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our ordinary shares, which may be volatile. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

We believe that we were a PFIC for the taxable year ended December 31, 2019 and it is possible that we will be a PFIC for one or more subsequent taxable years. Whether we will be a PFIC in 2020 or any future taxable years is uncertain because, among other things, (i) we currently own a substantial amount of passive assets, including cash, (ii) we may not receive milestone payments under any of our collaboration agreements, in which case, our income may be exclusively passive, and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time. However, our status as a PFIC is a fact-intensive determination made on an annual basis and cannot be definitively determined until the close of the year in question. Accordingly, we cannot provide any assurances regarding our PFIC status for the current or future taxable years. Our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares, such U.S. holder will be subject to special tax rules discussed below and could suffer adverse tax consequences.

If we are classified as a PFIC in any taxable year during a U.S. holder’s holding period of our ordinary shares, such U.S. holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC for any year during which a U.S. holder holds the ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

If a U.S. holder has made a qualified electing fund, or QEF, election covering all taxable years during which the holder holds ordinary shares and in which we are a PFIC, distributions and gains will not be taxed as described above. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income the holder’s pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as capital gain, regardless of whether such earnings or gain have in fact been distributed. A separate election may be made for undistributed income to defer payment of taxes. If deferred, the taxes will be subject to an interest charge. Where earnings and profits that were included in income under this rule are later distributed, the distribution is not a dividend. The basis of a U.S. shareholder’s shares in a QEF is increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends. In addition, if a U.S. holder makes a timely QEF election, our ordinary shares will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. holder had held ordinary shares in prior years in which we were a PFIC.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. There is no assurance that we will provide such information as the IRS may require in order to enable U.S. holders to make the QEF election. Moreover, there is no assurance that we will have timely knowledge of our status as a PFIC in the future.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. holder for the ordinary shares held by such U.S. holder. An electing U.S. holder would generally take into account as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and their fair market value; however, losses would be allowed only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. The adjusted tax basis of a U.S. holder’s ordinary shares is increased by the amount included in gross income under the mark-to-market regime, or is decreased by the amount of the deduction allowed under the regime. Any gain from a sale, exchange or other taxable disposition of the ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

A mark-to-market election is available to a U.S. holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The ordinary shares will be marketable stock as long as they remain listed on a qualified exchange, such as Nasdaq, and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. U.S. holders are urged to consult their tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in such holder’s particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of our ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. holder of our ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. There is no assurance that any lower-tier PFIC will provide to a U.S. holder the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of our ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

Each U.S. holder who is a shareholder of a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

THE RULES DEALING WITH PFICS AND WITH THE QEF AND MARK-TO-MARKET ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING OUR OWNERSHIP OF ANY NON-U.S. SUBSIDIARIES. AS A RESULT, U.S. HOLDERS OF ORDINARY SHARES ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS ABOUT THE PFIC RULES IN CONNECTION WITH THEIR PURCHASING, HOLDING OR DISPOSING OF ORDINARY SHARES.

Distributions

Subject to the discussion under “- Passive Foreign Investment Company” above, the gross amount of any distributions with respect to our ordinary shares (including any amounts withheld to reflect Israeli withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. holder’s gross income as ordinary income on the day actually or constructively received. The dividends received deduction will not be available to a U.S. holder that is taxed as a corporation.

With respect to non-corporate U.S. holders, certain dividends received from a “qualified foreign corporation” that is not a PFIC may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Our ordinary shares will generally be considered to be readily tradeable on an established securities market in the United States if they are listed on Nasdaq, which we intend them to be; however, there can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in any year. If we are a qualified foreign corporation, and we are not classified as a PFIC for the taxable year in which a dividend is paid or in the preceding taxable year (as discussed above under “- Passive Foreign Investment Company”), dividend income will generally qualify as “qualified dividend income” in the hands of individual U.S. holders, which is generally taxed at the lower applicable long term capital gains rates, provided certain holding period and other requirements for treatment of such dividends as “qualified dividend income” are satisfied. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

Although, to the extent we pay dividends in the future, we intend to pay dividends to U.S. holders in U.S. dollars, the amount of any dividend paid in Israeli currency will equal its U.S. dollar value for U.S. federal income tax purposes, calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. holder, regardless of whether the Israeli currency is converted into U.S. dollars. If the Israeli currency received as a dividend are converted into United States dollars on the date they are received, the U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Israeli currency is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a basis in the Israeli currency equal to its U.S. dollar value on the date of receipt. Any subsequent gain or loss upon the conversion or other disposition of the Israeli currency will be treated as ordinary income or loss, and generally will, for U.S. federal income tax purposes, be treated as income or loss from U.S. sources.

Certain U.S. holders generally may claim Israeli taxes withheld from distributions and paid over to the Israeli taxing authorities either as a deduction from gross income or as a credit against U.S. federal income tax liability. To the extent a refund of the tax withheld is available to a U.S. holder under Israeli law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. holder’s United States federal income tax liability. The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules.

To the extent that the amount of any distribution (including amounts withheld to reflect Israeli withholding taxes) exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the U.S. holder’s adjusted basis of the shares, and the balance in excess of adjusted basis will be treated as capital gain from a taxable disposition of ordinary shares. We do not expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.

Disposition of Ordinary Shares

In general, subject to the discussion under “- Passive Foreign Investment Company”, above, a U.S. holder will recognize U.S.-source capital gain or loss upon a taxable disposition of an ordinary share equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition (including the amount of any foreign taxes withheld therefrom) and the U.S. holder’s adjusted tax basis in such share. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost less any distributions treated as return of capital as described above. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the ordinary share is more than one year at the time of the taxable disposition. Subject to certain exceptions (including but not limited to those described under “- Passive Foreign Investment Company” above), long-term capital gain realized by a non-corporate U.S. holder generally will be eligible for reduced rates of tax. The deduction of capital losses may be subject to limitation. U.S. holders should consult their own independent tax advisors regarding the foreign tax credit rules with respect to any foreign taxes withheld from a taxable disposition of ordinary shares, as well as regarding any foreign currency gain or loss in connection with such a disposition.

Backup Withholding and Information Reporting

In general, information reporting will apply to dividends in respect of our ordinary shares and the proceeds from the sale, exchange or redemption of our ordinary shares that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient. A backup withholding tax generally would apply to such payments if the U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Individuals who own “specified foreign financial assets” with an aggregate value in excess of $50,000 may be required to file an information report on IRS Form 8938, “Statement of Specified Foreign Financial Assets,” with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of these rules to their ownership of our ordinary shares.

UNDERWRITING

SVB Leerink LLC, One Federal Street, 37th Floor, Boston, MA 02110, and Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, 11th Floor, New York, New York 10019, are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC	3,541,667
Stifel, Nicolaus & Company, Incorporated	2,708,334
SunTrust Robinson Humphrey, Inc.	1,166,667
Oppenheimer & Co. Inc.	916,666
Total	8,333,334

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of the ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the ordinary shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.324 per ordinary share. After the initial offering of the ordinary shares, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

		Total
	Per Share	Without Option	With Option
Initial public offering price	$9.00	$75,000,006	$86,250,006
Underwriting discounts and commissions	$0.54	$4,500,000	$5,175,000
Proceeds, before expenses, to us	$8.46	$70,500,006	$81,075,006

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $340,000. We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee and expenses. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,250,000 additional ordinary shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to customary exceptions, not to sell or transfer any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any ordinary shares;

•	sell any option or contract to purchase any ordinary shares;

•	purchase any option or contract to sell any ordinary shares;

•	grant any option, right or warrant for the sale of any ordinary shares;

•	otherwise dispose of or transfer any ordinary shares;

•	request or demand that we file a registration statement related to the ordinary shares; or

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares, whether any such swap, agreement or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

The lock-up provisions apply to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. They also apply to ordinary shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Listing

Our ordinary shares are listed on Nasdaq and the TASE under the symbol “CGEN.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price, as permitted by applicable laws and regulations.

In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, each Relevant State, no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.          to any legal entity that is a qualified investor as defined under the Prospectus Regulation;

B.          to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.          in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances that may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

MiFID II Product Governance

Any person offering, selling or recommending the ordinary shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the ordinary shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances that have not resulted and will not result in an offer to the public of the ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters of U.S. securities law relating to this offering will be passed upon for us by Cooley LLP, New York, New York. The validity of the ordinary shares and certain other legal matters as to Israeli law will be passed upon for us by Shibolet & Co., Tel Aviv, Israel. Covington & Burling LLP, New York, New York, is U.S. counsel to the underwriters in connection with this offering and Gornitzky & Co., Tel Aviv, Israel, is Israeli counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report (Form 20-F) for the year ended December 31, 2019 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2019, as filed with the SEC on February 24, 2020 (and as amended on February 27, 2020), have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions and reimbursement of underwriter expenses, will be approximately $340,000 as follows:

Transfer agent fees and expenses	$5,000
Printer fees and expenses	2,000
Legal fees and expenses	265,000
Accounting fees and expenses	65,000
Miscellaneous	3,000
Total	$340,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review the registration statement, including the related exhibits and schedules, as well as any document we file or furnish with the SEC without charge by accessing the SEC’s website at www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed on February 24, 2020, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on February 27, 2020 (File No. 000-30902); and

•	our Reports on Form 6-K filed on January 9, 2020, February 20, 2020 and March 9, 2020.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, including a copy of the information incorporated by reference into this prospectus supplement and accompanying prospectus, which will be provided to you at no cost, by contacting:

Eran Ben Dor
General Counsel
Compugen Ltd.
26 Harokmim Street
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

A copy of this prospectus supplement and the accompanying prospectus are available for inspection at our offices at 26 Harokmim Street, Holon, Israel and on the Israel Securities Authority’s magna website, www.magna.isa.gov.il.

PROSPECTUS

$200,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $200,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares are traded on The Nasdaq Global Market and on the Tel Aviv Stock Exchange under the symbol “CGEN.” The closing sale price of our ordinary shares on The Nasdaq Global Market and on the Tel Aviv Stock Exchange on July 31, 2019, was $3.24 and $3.28 per share, respectively. The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel, or NIS. The above closing price on the Tel Aviv Stock Exchange represents a conversion from NIS to dollar amounts in accordance with the dollar - NIS conversion rate as of July 31, 2019, as reported by the Bank of Israel.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is August 12, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Compugen,” “the Company,” “we,” “us,” “our” and similar references refer to Compugen Ltd. and our wholly owned subsidiary, Compugen USA, Inc. except where the context otherwise requires or as otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Compugen Ltd.

Overview

We are a clinical-stage, therapeutic discovery and development company utilizing our proprietary computational discovery platforms to identify novel drug targets and develop first-in-class therapeutics in the field of cancer immunotherapy. Our therapeutic pipeline consists of immuno-oncology programs against novel drug targets we have discovered computationally, including T cell immune checkpoints and other early-stage immuno-oncology programs focused largely on myeloid targets. Our pipeline consists of two clinical stage programs. COM701 is a first-in-class therapeutic antibody targeting PVRIG, developed internally; and BAY 1905254 is a first-in-class therapeutic antibody targeting ILDR2, partnered to Bayer. Both targets are novel immune checkpoints discovered computationally by us and currently in Phase 1 studies in patients with advanced solid tumors; each initiated in September 2018. Our business model is to enter into collaborations for our novel targets and related drug product candidates at various stages of research and development. In 2018, we entered into two agreements with leading pharmaceutical companies – a clinical collaboration agreement with Bristol-Myers Squibb in connection with our lead immuno-oncology program, COM701, and an exclusive license agreement with MedImmune Limited, the global biologics research and development arm of AstraZeneca, or AstraZeneca for the development of bi-specific and multi-specific antibody products derived from one of our immuno-oncology programs. The first agreement we entered into in connection with one of our immuno-oncology programs was with Bayer in 2013 for the research, development, and commercialization of immuno-oncology therapeutics against novel targets identified by us. Under this agreement we collaborate with Bayer on the development BAY 1905254. We also engage in collaborations with leading academic research centers in the United States to advance its research and development efforts.

The Company is headquartered in Holon, Israel. Its clinical development and business development activities operate from its U.S. site in South San Francisco, California.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993 as an Israeli corporation and operate under the Israel Companies Law, 5759-1999, as amended, or the Companies Law. Our principal offices are located at 26 Harokmim Street, Holon 5885849, Israel, and our telephone number is +972-3-765-8585. Our web address is www.cgen.com. The information on our website is not incorporated by reference into this prospectus, is not considered a part of this prospectus and should not be relied upon with respect to any offering.

Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997 and is qualified to do business in California. This subsidiary did not have any significant operations from 2008 to March 2012.

RISK FACTORS

Investing in our securities may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume,” “potential,” “likely,” “confident” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, the timing, progress, and results of preclinical studies and clinical trials, the timing, scope, or likelihood of regulatory filings and approvals, proposed products, anticipated collaborations, our ability to identify, develop and advance any future product candidates into, and successfully complete, clinical studies, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $200,000,000. The actual number of securities and price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The table below sets forth our cash and cash equivalents, restricted cash, short-term bank deposits, and capitalization as of June 30, 2019. The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus.

As of June 30, 2019
(in thousands, except share and per share data)
Cash and cash equivalents, restricted cash and short-term bank deposits	$36,975
Shareholder’s equity:
Ordinary shares, NIS 0.01 nominal value:100,000,000 shares authorized and 61,955,992 shares issued and outstanding	170
Additional paid-in capital	376,851
Accumulated deficit	(345,226)
Total shareholders’ equity	31,795
Total capitalization	$31,795

The number of outstanding ordinary shares set forth above excludes, as of June 30, 2019:

•	747,249 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares granted under our 2000 Option Plan, having a weighted average exercise price of $3.86 per share;

•
7,591,122 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares granted under our 2010 Share Incentive Plan, having a weighted average exercise price of $4.78 per share;

•	an aggregate 1,579,188 ordinary shares issuable and reserved for future grants under our 2010 Share Incentive Plan; and

•
4,253,165 ordinary shares issuable upon the exercise of warrants issued to certain institutional investors in a registered direct offering completed in June 2018, with an exercise price of $4.74 per share.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development and repayment or refinancing of indebtedness or other corporate borrowings. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term and long-term, investment‑grade, interest‑bearing instruments.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $200,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 100,000,000 ordinary shares, nominal (par) value NIS 0.01 per share. However, our board of directors has approved and recommended to our shareholders to approve in our annual general meeting of shareholders which will be held on September 19, 2019, an increase of our authorized share capital to 200,000,000 ordinary shares, nominal (par) value NIS 0.01 per share. As of June 30, 2019, 61,955,992 ordinary shares were issued and outstanding. Subject to our amended and restated articles of association, or our Articles, fully paid ordinary shares of the Company confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, the ordinary shares of the Company confer upon the holders thereof equal rights to vote, to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. All outstanding ordinary shares are validly issued and fully paid.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 51-177-963-9. Our purpose as set forth in our Articles is to engage in any lawful act or activity for which companies may be organized under the Companies Law.

Rights Attached to Our Shares

Subject to our Articles, fully paid ordinary shares confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, our ordinary shares confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of our assets upon our winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. No preferred shares are currently authorized. All outstanding ordinary shares are validly issued and fully paid.

Voting Rights

Subject to the provisions of our Articles, holders of ordinary shares have one vote for each ordinary share held by such shareholder of record, on all matters submitted to a vote of shareholders. Shareholders may vote in person, by proxy or by proxy card. Alternatively, shareholders who hold shares through members of the Tel Aviv Stock Exchange may vote electronically via the electronic voting system of the Israel Securities Authority, or Electronic Vote. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. As our ordinary shares do not have cumulative voting rights in the election of directors, the holders of the majority of the shares present and voting at a shareholders meeting have the power to elect all of our directors.

Transfer of Shares

Our ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer together with the certificate of the shares to be transferred and such other evidence of title, as our Board of Directors may require, unless such transfer is prohibited by another instrument or by applicable securities laws.

Dividends

Under the Companies Law, dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. If the company does not meet the profit requirement, a court may nevertheless allow the company to distribute a dividend, as long as the court is convinced that there is no reasonable concern that such distribution will prevent the company from being able to meet its existing and anticipated obligations when they become due. Pursuant to our Articles, no dividend shall be paid other than out of the profits of the Company. Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors.

Our Articles provide that our Board of Directors, may, subject to the Companies Law, from time to time, declare and cause the Company to pay such dividends as may appear to the Board of Directors to be justified by the profits of our Company. Subject to the rights of the holders of shares with preferential, special or deferred rights that may be authorized in the future, our profits which shall be declared as dividends shall be distributed according to the proportion of the nominal (par) value paid up or credited as paid up on account of the shares held at the date so appointed by the Company and in respect of which such dividend is being paid, without regard to the premium paid in excess of the nominal (par) value, if any. The declaration of dividends does not require shareholders’ approval.

To date, we have not declared or distributed any dividend and we do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

Liquidation Rights

In the event of our winding up on liquidation or dissolution, subject to applicable law, our assets available for distribution among the shareholders shall be distributed to the holders of ordinary shares in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. This liquidation right may be affected by the grant of limited or preferential rights as to liquidation to the holders of a class of shares that may be authorized in the future.

Redemption Provisions

We may, subject to applicable law and to our Articles, issue redeemable shares and redeem the same upon such terms and conditions as determined by our Board of Directors.

Capital Calls

Under our Articles, the liability of each shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares held by such shareholder.

Modification of Class Rights

Our amended and restated Memorandum of Association, or Memorandum, provides that we may amend the Memorandum in order to increase, consolidate or divide or otherwise amend our share capital by a simple majority of the voting power present at a shareholders meeting as currently provided in our Articles or by such other majority as shall be set forth in our Articles from time to time.

Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by our Articles, may be modified or abrogated by the Company, subject to the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of such class at a separate general meeting of the holders of the shares of such class.

Limitations on the Rights to Own Securities

Our Articles and Israeli law do not restrict the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and our Articles and must be approved by a resolution duly passed by a simple majority of our shareholders at a general meeting by voting on such change in the capital.

Shareholders’ Meetings and Resolutions

Our Articles provide that our annual general meeting shall be held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting), and place determined by our Board of Directors. Our Board of Directors may, in its discretion, convene additional special shareholders meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of: (a) two directors or one quarter of the directors in office; or (b) the holder or holders of (i) 5% or more of our issued share capital and one percent or more of our voting rights; or (ii) 5% or more of our voting rights. All demands for shareholders meetings must set forth the items to be considered at that meeting.

The chairman of the Board of Directors, or any other director or office holder of the Company which may be designated for this purpose by the Board of Directors, shall preside as chairman at each of our general meetings. If there is no such chairman, or if the appointed chairman is unwilling to take the chair, or if he shall have indicated in advance that he will not be attending, or if at any meeting such chairman is not present within thirty (30) minutes after the time fixed for holding the meeting, then those present at the meeting shall choose someone present to be chairman of the meeting. The office of chairman shall not, by itself, entitle the holder thereof to vote at any general meeting nor shall it entitle a second or casting vote.

According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least 21 days prior to publicizing the convening of a meeting, stating its intention to convene such meeting and the agenda thereof, within fourteen days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and our Articles. The agenda for a shareholder meeting is determined by the Board of Directors and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of one percent of the Company’s voting rights, as detailed above.

Pursuant to the Companies Law and the General Meeting Regulations shareholder meetings generally require prior notice of not less than 21 days, and not less than 35 days in certain cases. Pursuant to our Articles, we are not required to deliver or serve notice of a general meeting or of any adjournments thereof to any shareholder. However, subject to applicable law and stock exchange rules and regulations, we will publicize the convening of a general meeting in any manner reasonably determined by us, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by us in our sole discretion.

The function of the annual general meeting is to elect directors, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and transact any other business which under our Articles or applicable law may be transacted by the shareholders of the Company in a general meeting.

Pursuant to our Articles, the quorum required for a meeting of shareholders consists of at least two shareholders, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate twenty-five percent (25%) or more of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place or to such other later day, time and place as the Board of Directors may determine and specify in the publication with respect to the Meeting. At the adjourned meeting, any number of participants will constitute a quorum present, in person, by proxy, by proxy card or by electronic Vote; provided, however, that special general meeting which was convened by the Board upon the demand of shareholders or directors then in office, as detailed above, or directly by such shareholders or directors, in accordance the terms of the Companies Law, shall be cancelled.

Generally, under the Companies Law and our Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy, by proxy card or by Electronic Vote, and voting on the matter, unless a different majority is required by law or pursuant to our Articles such as a resolution for the voluntary winding up of our Company which requires the approval of holders of 75% of the voting power presented and voting at the meeting, or resolutions concerting certain related party transactions as set forth in Sections 267 and 270-275 of the Companies Law.

Change of Control

Merger

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. Similarly, unless an Israeli court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of, or corporations controlled by, these persons. In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli registrar of companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, the acquirer will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order for all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital. The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

The Nasdaq Global Market and the Tel Aviv Stock Exchange

Our ordinary shares are listed on The Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “CGEN.”

Warrants

As of June 30, 2019, we had warrants outstanding to purchase an aggregate 4,253,165 ordinary shares. See “Description of Warrants—Outstanding Warrants.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

•	Share Options. Since January 1, 2016 and through June 30, 2019, we have issued a total of 1,609,658 ordinary shares upon the exercise of share options.

•
ATM Sales Agreement. In May 2018, we entered into a Controlled Equity OfferingSM Sales Agreement, or the ATM Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as sales agent, pursuant to which we may offer and sell, from time to time through Cantor, our ordinary shares having an aggregate offering price of up to $25 million. Under the ATM Sales Agreement, Cantor may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Global Market, or on any other existing trading market for the ordinary shares. As of August 2, 2019, we sold 7,245,268 shares through the ATM Sales Agreement for an aggregate purchase price of approximately $23.7 million.

•
Registered Direct Offering. In June 2018, we entered into a definitive securities purchase agreement with certain institutional investors and a placement agency agreement with JMP Securities LLC, in connection with a registered direct offering which resulted in the issuance of 5,316,457 of our ordinary shares at a purchase price of $3.95 per share. In connection with the issuance of the ordinary shares, we also issued warrants to purchase up to 4,253,165 additional ordinary shares. The warrants have an exercise price of $4.74 per share and have a term of five years from the date of issuance. Gross proceeds from this offering were approximately $21 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

•
Bristol-Myers Squibb Securities Purchase Agreement. In October 2018, we and Bristol-Myers Squibb entered into a Securities Purchase Agreement pursuant to which Bristol-Myers Squibb purchased 2,424,243 ordinary shares at a purchase price of $4.95 per share, which represented a 33% premium over the average closing price on the last 20 Nasdaq trading days. Gross proceeds from this private placement were approximately $12 million.

Authorized Share Capital

There has been no amendment to our authorized share capital since January 1, 2016. Our board of directors has approved and recommended to our shareholders to approve in our annual general meeting of shareholders which will be held on September 19, 2019, an increase of our authorized share capital to 200,000,000 ordinary shares nominal (par) value NIS 0.01 per share.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;
•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	if the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;
•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;
•	whether or not the notes will be senior or subordinated;
•	the terms of the subordination of any series of subordinated debt;
•
the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable and the currency in which the debt is payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, any series of notes which are not convertible into or exchangeable for our securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion of any material or special U.S. federal income tax considerations;
•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;
•	the definition and consequences of events of default under the indentures; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•
reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including to:

•	fix any ambiguity, defect or inconsistency in the indenture; or

•	change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Outstanding Warrants

In connection with the issuance of the ordinary shares in our June 2018 registered direct offering, we also issued to certain institutional investors warrants to purchase up to 4,253,165 additional ordinary shares, all of which were outstanding as of June 30, 2019. The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Term

The warrants are exercisable during the period beginning six months from the date of issuance and ending at 5:00 P.M. on June 19, 2023.

Exercise Price

The exercise price of the warrants is $4.74 per whole ordinary share. The exercise price is subject to appropriate adjustment in the event of certain stock splits, dividends, recapitalizations or similar events affecting our ordinary shares.

Exercisability

Holders may exercise the warrants beginning six months from June 19, 2018, the date of issuance, and at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a written notice and, within one trading day of delivering such notice, payment shall be made in full for the number of ordinary shares purchased upon such exercise. If there is no effective registration statement registering the issuance and sale of the ordinary shares underlying the warrants, the holder may exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation

Holders shall not have the right to exercise the warrant, to the extent that after giving effect to such exercise, such holder, together with such holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would beneficially own in excess of 4.99% of the ordinary shares outstanding immediately after giving effect to such exercise which limitation may be increased to 9.99% by the holder.

No Fractional Shares

No fractional ordinary shares will be issued upon exercise of the warrants. If there is a fractional share issuable upon exercise, we will, at our election, either pay a cash adjustment or it will be rounded up to the nearest whole share.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the warrants upon the exercise of the warrants.

Exchange Listing

We do not plan on applying to list the warrants on Nasdaq, the TASE, any other national securities exchange or any other nationally recognized trading system.

Purchase Rights

Subject to certain limitations, if at any time during the period the warrants are outstanding we grant, issue or sell certain of our securities pro rata to the record holders of our ordinary shares, the warrant holders shall be entitled to participate upon the same terms in an amount up to the number of ordinary shares acquirable upon complete exercise of the warrant.

Pro Rata Distributions

Subject to certain limitations, if at any time during the period the warrants are outstanding we declare or make any dividend or other distribution of assets to our ordinary shareholders, the warrant holders shall be entitled to distributions upon the same terms in an amount up to the number of ordinary shares acquirable upon complete exercise of the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as defined in the warrants and generally including any consolidation or merger with or into another entity, the sale of all or substantially all of our assets, tender offer or exchange offer, reorganization or recapitalization through which another entity acquires us, or reclassification of our ordinary shares, then the successor entity in such transaction will assume in writing all of our obligations under the warrant pursuant to written agreements, including an adjusted exercise price equal to the value for the ordinary shares reflected by the terms of such fundamental transaction, and exercisable for a corresponding number of shares equivalent to the ordinary shares acquirable and receivable upon exercise of the warrant prior to such fundamental transaction.

Failure to Timely Deliver Securities

If we fail for any reason to deliver to a holder the number of shares of ordinary shares due to the holder pursuant to the holder’s written notice on or before the second trading day following receipt of such notice, we will pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of ordinary shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day until such ordinary shares are delivered or the holder rescinds such exercise.

Right as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our ordinary shares, the holders of the warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their warrants.

Waivers and Amendments

Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of the holder.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations of the Financial Industry Regulatory Authority, Inc.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of Israel and of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Certain matters of Israeli law with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Shibolet & Co, Tel Aviv, Israel. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report on Form 20-F for the year ended December 31, 2018 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2018, as filed with the SEC on March 21, 2019, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of Compugen Ltd. internal control over financial reporting as of the respective dates, given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel-Aviv, Israel 6492102.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$24,240
FINRA filing fee	30,500
Transfer agent’s fees*	1,000
Printing expenses*	1,000
Legal fees and expenses*	55,000
Accounting fees and expenses*	8,000
Miscellaneous*	260
Total*	$120,000
__________
*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2018, filed on March 21, 2019 (File No. 000-30902);

•	Reports on Form 6-K filed on February 26, 2019, May 20, 2019, July 2, 2019 and August 5, 2019 (File Nos. 000-30902); and

•
the description of our ordinary shares contained in our Form 8-A filed on August 2, 2000 (File No. 000-30902), as updated and amended by the disclosure contained under “Description of Ordinary Shares” in this registration statement on Form F-3.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K filed by us, all subsequent reports on Forms 10-Q and 8-K filed by us, and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Ari Krashin
Chief Financial Officer
Compugen Ltd.
26 Harokmim Street
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our office holders, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and office holders, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and almost all of our directors and officer holders are located outside the United States, any judgment obtained in the United States against us or any of them may not be collectible within the United States.

Additionally, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear such a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

•	the judgment is not subject to any further appeal procedures; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

Generally, an Israeli court will not enforce a foreign judgment if the motion for enforcement was filed more than five years after the date of its award in the United States, unless Israel and the United States have agreed otherwise on a different period, or if an Israeli court finds exceptional reasons justifying the delay.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officer holders and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

8,333,334 Ordinary Shares

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PROSPECTUS SUPPLEMENT
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Joint Bookrunning Managers
SVB Leerink	Stifel

Lead Manager

SunTrust Robinson Humphrey

Co-Manager

Oppenheimer & Co.
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March 11, 2020